Exhibit 99.1
LENDINGTREE REPORTS SECOND QUARTER 2021 RESULTS

Consumer segment recovery gains momentum as Home and Insurance remain strong

•Consolidated revenue of $270.0 million
•GAAP net income from continuing operations of $9.8 million or $0.71 per diluted share
•Variable marketing margin of $98.4 million
•Adjusted EBITDA of $38.2 million
•Adjusted net income per share of $0.76

CHARLOTTE, NC - July 29, 2021 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended June 30, 2021.
The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.
"Our second quarter results demonstrate clear evidence of increasing momentum at the company," said Doug Lebda, Chairman and CEO. "Our financial performance is rebounding in a meaningful way as those businesses hit hardest by the pandemic continue their return to health. Our recent leadership re-alignment has largely taken shape, and our priorities are becoming clear. Our people are returning to our offices across the country with renewed enthusiasm and focus, and we're executing on our mission to enable consumers to make the smartest financial decisions at the most critical times in their lives."
Trent Ziegler, CFO, added, "The recovery in our Consumer segment is encouraging, and its impact to the overall profitability of the Company is a clear highlight from the quarter's results. Combined with sustained strength in Home and Insurance, the fundamentals of our core businesses are solidifying, enabling us to continue executing against our strategic growth initiatives. Our path back to pre-COVID levels of performance and beyond is becoming more visible, and we look forward to continued progress in the back half of the year."
Second Quarter 2021 Business Highlights
•Home segment revenue of $104.9 million grew 42% over second quarter 2020 and produced segment profit of $39.0 million, up 1% over the same period. Segment profit climbed to 37% of revenue vs 30% in the preceding quarter.
◦Within Home, mortgage products revenue of $87.5 million grew 31% over the prior year period.
•Consumer segment revenue of $75.7 million grew 104% over second quarter 2020 as trends continued to improve in credit card and personal loans. Segment profit improved to $33.4 million, up 72% year-over-year.
◦Personal loans revenue of $25.2 million increased 70% over first quarter 2021.
◦Within Consumer, credit card revenue of $22.4 million grew 27% over first quarter 2021.
•Insurance segment revenue of $89.3 million grew 22% over second quarter 2020 and translated into Insurance segment profit of $33.2 million, up 10% over the same period.
•Through June 30, 2021, 18.9 million consumers have signed up for My LendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2021	2020	% Change	2021	% Change

Total revenue	$270.0	$184.3	47%	$272.8	(1)%

Income (loss) before income taxes	$0.7	$(12.5)	106%	$28.0	(98)%
Income tax benefit (expense)	$9.1	$3.9	133%	$(8.7)	205%
Net income (loss) from continuing operations	$9.8	$(8.6)	214%	$19.3	(49)%
Net income (loss) from continuing operations % of revenue	4%	(5)%		7%

Income (loss) per share from continuing operations
Basic	$0.74	$(0.66)	212%	$1.48	(50)%
Diluted	$0.71	$(0.66)	208%	$1.37	(48)%

Variable marketing margin
Total revenue	$270.0	$184.3	47%	$272.8	(1)%
Variable marketing expense (1) (2)	$(171.6)	$(101.8)	69%	$(183.8)	(7)%
Variable marketing margin (2)	$98.4	$82.5	19%	$89.0	11%
Variable marketing margin % of revenue (2)	36%	45%		33%

Adjusted EBITDA (2)	$38.2	$30.8	24%	$30.7	24%
Adjusted EBITDA % of revenue (2)	14%	17%		11%

Adjusted net income (2)	$10.4	$6.4	63%	$2.5	316%

Adjusted net income per share (2)	$0.76	$0.46	65%	$0.18	322%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended June 30,		Y/Y	Three Months Ended March 31,	Q/Q
	2021	2020	% Change	2021	% Change
Home (1)
Revenue	$104.9	$74.1	42%	$128.1	(18)%
Segment profit	$39.0	$38.7	1%	$39.0	—%
Segment profit % of revenue	37%	52%		30%

Consumer (2)
Revenue	$75.7	$37.1	104%	$57.9	31%
Segment profit	$33.4	$19.4	72%	$24.6	36%
Segment profit % of revenue	44%	52%		42%

Insurance (3)
Revenue	$89.3	$72.9	22%	$86.6	3%
Segment profit	$33.2	$30.1	10%	$32.8	1%
Segment profit % of revenue	37%	41%		38%

Other (4)
Revenue	$0.2	$0.2	—%	$0.1	100%
Profit (loss)	$—	$0.1	(100)%	$(0.1)	100%

Total revenue	$270.0	$184.3	47%	$272.8	(1)%

Total segment profit	$105.6	$88.3	20%	$96.3	10%
Brand marketing expense (5)	$(7.2)	$(5.8)	24%	$(7.3)	(1)%
Variable marketing margin	$98.4	$82.5	19%	$89.0	11%
Variable marketing margin % of revenue	36%	45%		33%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook

Today we're issuing an outlook for the third quarter 2021. Our assumptions reflect current trends, although we continue to acknowledge the difficulty in forecasting the recovery of our Consumer segment and the effects of volatile interest rate movements in our Home segment.

Our guidance for Q3 assumes the following:

▪We expect Home to remain resilient, generally extending the trends we observed in Q2.
▪In Consumer, we expect the elevated pace of recovery in key products to continue.
▪Top-line growth should continue in Insurance, while segment margins continue to contract modestly to the mid-thirties as a percent of revenue.
▪Non-variable costs are expected to increase materially over Q2 as we added 115 employees in Q2 and continue to add staffing in Q3 to support key initiatives, particularly our Medicare agency.

Q3 2021 Outlook:

▪Revenue: $285 - $298 million
▪Variable Marketing Margin: $99 - $107 million
▪Adjusted EBITDA: $35 - $40 million

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's second quarter 2021 financial results will be webcast live today, July 29, 2021 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, August 6, 2021. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #1538029. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #1538029.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Revenue	$270,014	$184,326	$542,764	$467,410
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,934	13,464	27,829	27,716
Selling and marketing expense (1)	185,206	113,921	382,668	309,459
General and administrative expense (1)	39,811	28,489	74,800	60,571
Product development (1)	13,290	10,812	25,758	21,775
Depreciation	4,443	3,550	8,161	6,928
Amortization of intangibles	11,310	13,756	22,622	27,513
Change in fair value of contingent consideration	(8,850)	9,175	(8,053)	1,053
Severance	—	32	—	190
Litigation settlements and contingencies	322	(1,325)	338	(996)
Total costs and expenses	259,466	191,874	534,123	454,209
Operating income (loss)	10,548	(7,548)	8,641	13,201
Other (expense) income, net:
Interest expense, net	(9,840)	(4,955)	(20,055)	(9,789)
Other income	—	7	40,072	7
Income (loss) before income taxes	708	(12,496)	28,658	3,419
Income tax benefit	9,092	3,880	454	6,941
Net income (loss) from continuing operations	9,800	(8,616)	29,112	10,360
Loss from discontinued operations, net of tax	(3,199)	(21,141)	(3,462)	(25,716)
Net income (loss) and comprehensive income (loss)	$6,601	$(29,757)	$25,650	$(15,356)

Weighted average shares outstanding:
Basic	13,243	12,984	13,157	12,971
Diluted	13,719	12,984	13,913	13,954
Income (loss) per share from continuing operations:
Basic	$0.74	$(0.66)	$2.21	$0.80
Diluted	$0.71	$(0.66)	$2.09	$0.74
Loss per share from discontinued operations:
Basic	$(0.24)	$(1.63)	$(0.26)	$(1.98)
Diluted	$(0.23)	$(1.63)	$(0.25)	$(1.84)
Net income (loss) per share:
Basic	$0.50	$(2.29)	$1.95	$(1.18)
Diluted	$0.48	$(2.29)	$1.84	$(1.10)

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$463	$333	$860	$575
Selling and marketing expense	1,976	1,597	3,778	2,753
General and administrative expense	13,254	9,729	25,425	18,852
Product development	2,601	1,499	4,667	2,895

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$203,164	$169,932
Restricted cash and cash equivalents	83	117
Accounts receivable, net	124,076	89,841
Prepaid and other current assets	18,211	27,949
Current assets of discontinued operations	—	8,570
Total current assets	345,534	296,409
Property and equipment, net	74,701	62,381
Operating lease right-of-use assets	79,967	84,109
Goodwill	420,139	420,139
Intangible assets, net	105,880	128,502
Deferred income tax assets	96,679	96,224
Equity investment	121,253	80,000
Other non-current assets	5,440	5,334
Non-current assets of discontinued operations	17,044	15,892
Total assets	$1,266,637	$1,188,990

LIABILITIES:
Current portion of long-term debt	$161,723	$—
Accounts payable, trade	6,623	10,111
Accrued expenses and other current liabilities	106,376	101,196
Current contingent consideration	196	—
Current liabilities of discontinued operations	4,933	536
Total current liabilities	279,851	111,843
Long-term debt	465,876	611,412
Operating lease liabilities	100,153	92,363
Non-current contingent consideration	—	8,249
Other non-current liabilities	389	362
Total liabilities	846,269	824,229
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,955,742 and 15,766,193 shares issued, respectively, and 13,314,424 and 13,124,875 shares outstanding, respectively	160	158
Additional paid-in capital	1,218,628	1,188,673
Accumulated deficit	(615,259)	(640,909)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	420,368	364,761
Total liabilities and shareholders' equity	$1,266,637	$1,188,990

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended June 30,
	2021	2020
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income (loss) and comprehensive income (loss)	$25,650	$(15,356)
Less: Loss from discontinued operations, net of tax	3,462	25,716
Income from continuing operations	29,112	10,360
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of assets	1,400	552
Amortization of intangibles	22,622	27,513
Depreciation	8,161	6,928
Non-cash compensation expense	34,730	25,075
Deferred income taxes	(455)	(7,000)
Change in fair value of contingent consideration	(8,053)	1,053
Unrealized gain on investments	(40,072)	—
Bad debt expense	1,145	949
Amortization of debt issuance costs	2,547	1,158
Amortization of convertible debt discount	14,670	6,250
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	11,079	1,956
Changes in current assets and liabilities:
Accounts receivable	(35,381)	35,501
Prepaid and other current assets	(680)	1,369
Accounts payable, accrued expenses and other current liabilities	3,845	(19,134)
Current contingent consideration	—	(2,670)
Income taxes receivable	10,322	63
Other, net	(412)	(2,007)
Net cash provided by operating activities attributable to continuing operations	54,580	87,916
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(23,585)	(9,108)
Equity investment	(1,180)	(80,000)
Net cash used in investing activities attributable to continuing operations	(24,765)	(89,108)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(4,771)	(6,068)
Net proceeds from revolving credit facility	—	55,000
Payment of debt issuance costs	(168)	(306)
Contingent consideration payments	—	(3,330)
Other financing activities	(31)	(14)
Net cash (used in) provided by financing activities attributable to continuing operations	(4,970)	45,282
Total cash provided by continuing operations	24,845	44,090
Discontinued operations:
Net cash provided by (used in) operating activities attributable to discontinued operations	8,353	(2,571)
Total cash provided by (used in) discontinued operations	8,353	(2,571)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	33,198	41,519
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	170,049	60,339
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$203,247	$101,858

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands)
Selling and marketing expense	$185,206	$197,462	$113,921
Non-variable selling and marketing expense (1)	(13,610)	(13,760)	(12,091)
Variable marketing expense	$171,596	$183,702	$101,830

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$9,800	$19,312	$(8,616)
Net income (loss) from continuing operations % of revenue	4%	7%	(5)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	13,934	13,895	13,464
Non-variable selling and marketing expense (1)	13,610	13,760	12,091
General and administrative expense	39,811	34,989	28,489
Product development	13,290	12,468	10,812
Depreciation	4,443	3,718	3,550
Amortization of intangibles	11,310	11,312	13,756
Change in fair value of contingent consideration	(8,850)	797	9,175
Severance	—	—	32
Litigation settlements and contingencies	322	16	(1,325)
Interest expense, net	9,840	10,215	4,955
Other income	—	(40,072)	(7)
Income tax (benefit) expense	(9,092)	8,638	(3,880)
Variable marketing margin	$98,418	$89,048	$82,496
Variable marketing margin % of revenue	36%	33%	45%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$9,800	$19,312	$(8,616)
Net income (loss) from continuing operations % of revenue	4%	7%	(5)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	11,310	11,312	13,756
Depreciation	4,443	3,718	3,550
Severance	—	—	32
Loss on impairments and disposal of assets	1,052	348	22
Unrealized gain on investments	—	(40,072)	—
Non-cash compensation	18,294	16,436	13,158
Change in fair value of contingent consideration	(8,850)	797	9,175
Acquisition expense	1,110	29	20
Litigation settlements and contingencies	322	16	(1,325)
Interest expense, net	9,840	10,215	4,955
Income tax (benefit) expense	(9,092)	8,638	(3,880)
Adjusted EBITDA	$38,229	$30,749	$30,847
Adjusted EBITDA % of revenue	14%	11%	17%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations to adjusted net income and net income (loss) per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$9,800	$19,312	$(8,616)
Adjustments to reconcile to adjusted net income:
Severance	—	—	32
Loss on impairments and disposal of assets	1,052	348	22
Unrealized gain on investments	—	(40,072)	—
Non-cash compensation	18,294	16,436	13,158
Change in fair value of contingent consideration	(8,850)	797	9,175
Acquisition expense	1,110	29	20
Litigation settlements and contingencies	322	16	(1,325)
Income tax (benefit) expense from adjusted items	(3,024)	5,699	(5,357)
Excess tax benefit on stock compensation	(8,261)	(32)	(753)
Adjusted net income	$10,443	$2,533	$6,356

Net income (loss) per diluted share from continuing operations	$0.71	$1.37	$(0.66)
Adjustments to reconcile net income (loss) from continuing operations to adjusted net income	0.05	(1.19)	1.15
Adjustments to reconcile effect of dilutive securities	—	—	(0.03)
Adjusted net income per share	$0.76	$0.18	$0.46

Adjusted weighted average diluted shares outstanding	13,719	14,119	13,814
Effect of dilutive securities	—	—	830
Weighted average diluted shares outstanding	13,719	14,119	12,984
Effect of dilutive securities	476	1,049	—
Weighted average basic shares outstanding	13,243	13,070	12,984

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing margin, including variable marketing expense
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2020, in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to partners and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations:
investors@lendingtree.com

Media Relations:
press@lendingtree.com